UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2011

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-31577	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8081 Arco Corporate Drive, Suite 400, Raleigh, North Carolina (Address of Principal Executive Offices)	27617
(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 22, 2011, Inspire Pharmaceuticals, Inc. (the “Company”) announced in a press release it was indefinitely postponing its Annual Meeting of Stockholders (the “Annual Meeting”) which had been scheduled for May 6, 2011, due to the recently announced Agreement and Plan of Merger, dated April 5, 2011, by and among the Company, Merck & Co., Inc. (“Merck”), and Monarch Transaction Corp. (“Monarch”), a wholly owned subsidiary of Merck pursuant to which Merck, through Monarch, has commenced a tender offer to purchase all of the outstanding shares of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1.

In the event it becomes necessary to hold the Annual Meeting later this year, the Company will inform stockholders of the new meeting date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary

Dated: April 22, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 22, 2011